Terry L. Kremmel. P.E. WSP USA Inc. 701 Emerson Road, Suite 250, Creve Coeur, Missouri USA 63141 CONSENT OF QUALIFIED PERSON I, Terry L. Kremmel, state that I am responsible for preparing or supervising the preparation of part(s) of the 2022 Mineral Resource Mineral Reserve Update (MRMR) Memorandum for the Mosaic Fertilizantes: Complexo Mineração de Tapira with an effective date of December 31, 2022, as signed and certified by me (the “Project Memorandum”). Furthermore, I state that: (a) the document that the Project Memorandum supports is the annual report on Form 10-K for the year ended December 31, 2022 (the “Document”); (b) I consent to the use of my name, or any quotation from or summarization in the Document of the parts of the Project Memorandum for which I am responsible, on Form S-8 to which this consent is attached; (c) I confirm that I have read the Document, and that the Document fairly and accurately reflects, in the form and context in which it appears, the information in the Project Memorandum or in the part(s) thereof for which I am responsible. Dated at Columbia, Illinois this May 22, 2023. ________________________________________________ [Signature of Qualified Person] Terry L. Kremmel, P.E., MO, and NC SME Registered Member 1791760 [Print name and professional licensures of Qualified Person] Exhibit 23.3

Jerry DeWolfe. P.Geo. WSP Canada Inc. 2800, 700 – 2nd Street SW, Calgary, Alberta, Canada T2P 2W2 CONSENT OF QUALIFIED PERSON I, Jerry DeWolfe, state that I am responsible for preparing or supervising the preparation of part(s) of the 2022 Mineral Resource Mineral Reserve Update (MRMR) Memorandum for the Mosaic Fertilizantes: Complexo Mineração de Tapira with an effective date of December 31, 2022, as signed and certified by me (the “Project Memorandum”). Furthermore, I state that: (a) the document that the Project Memorandum supports is the annual report on Form 10-K for the year ended December 31, 2022 (the “Document”); (b) I consent to the use of my name, or any quotation from or summarization in the Document of the parts of the Project Memorandum for which I am responsible, on Form S-8 to which this consent is attached; (c) I confirm that I have read the Document, and that the Document fairly and accurately reflects, in the form and context in which it appears, the information in the Project Memorandum or in the part(s) thereof for which I am responsible. Dated at Calgary, Alberta, Canada this May 22, 2023. ________________________________________________ [Signature of Qualified Person] ___Jerry DeWolfe, P.Geo.____________________________ [Print name and professional licensures of Qualified Person]